EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

The Registrant’s subsidiaries as of December 31, 2020, are listed below showing the percentage of voting securities directly or indirectly owned by the Registrant.  All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

	Percentage of voting securities directly or indirectly owned by the Registrant (1)	State or other Jurisdiction of incorporation or organization
Arrendadora Gefemesa, S.A. de C.V.	100	Mexico
Bedford Construction Company	100	New Jersey
Brunob II B.V.	100	The Netherlands
Cali Investment LLC	100	Delaware
Colombia Millers Ltd.	100	Delaware
Corn Products Americas Holdings S.à r.l.	100	Luxembourg
Corn Products Development, Inc.	100	Delaware
Corn Products Inc. & Co. KG	100	Germany
Corn Products Kenya Limited	100	Kenya
Corn Products Mauritius (Pty) Ltd.	100	Mauritius
Corn Products Puerto Rico Inc.	100	Delaware
Corn Products Sales LLC	100	Delaware
Corn Products Southern Cone S.R.L.	100	Argentina
Crystal Car Line, Inc.	100	Illinois
HAAN Holdings Limited.	100	Hong Kong
Hispano-American Company, Inc.	100	Delaware
ICI Mauritius (Holdings) Limited	100	Mauritius
I-Generation Inc.	75	Delaware
Ingredion Aceites y Especialidades, S.A. de C.V.	100	Mexico
Ingredion ANZ Pty Ltd	100	Australia
Ingredion APAC EMEA Shared Services Sdn. Bhd.	100	Malaysia
Ingredion Argentina S.R.L.	100	Argentina
Ingredion Brasil Ingredientes Industriais Ltda.	100	Brazil
Ingredion Canada Corporation	100	Nova Scotia, Canada
Ingredion Chile S.A.	100	Chile
Ingredion China Limited	100	China
Ingredion Colombia S.A.	100	Colombia
Ingredion Ecuador S.A.	100	Ecuador
Ingredion Germany GmbH	100	Germany
Ingredion Global Business Services, S.A. de C.V.	100	Mexico
Ingredion Global Holdings, Inc.	100	Delaware
Ingredion Holding LLC	100	Delaware
Ingredion Holdings (Thailand) Co., Ltd.	100	Thailand
Ingredion India Private Limited	100	India
Ingredion Integra, S.A. de C.V.	100	Mexico
Ingredion Japan K.K.	100	Japan
Ingredion Korea Holding LLC	100	Nevada
Ingredion Korea Incorporated	100	Korea
Ingredion Malaysia Sdn. Bhd.	100	Malaysia
Ingredion Mexico, S.A. de C.V.	100	Mexico
Ingredion Peru S.A.	100	Peru
Ingredion Philippines, Inc.	100	Philippines
Ingredion Plant Based Protein Specialties (Canada), Inc.	100	British Columbia
Ingredion Shandong Limited	100	China
Ingredion Singapore Pte. Ltd.	100	Singapore

Ingredion South Africa (Proprietary) Limited	100	South Africa
Ingredion SRSS Holdings Limited (n/k/a PureCircle Limited)	75	England and Wales
Ingredion Sweetener and Starch (Thailand) Co., Ltd.	100	Thailand
Ingredion (Thailand) Co., Ltd.	100	Thailand
Ingredion UK Limited	100	England and Wales
Ingredion Uruguay S.A.	100	Uruguay
Ingredion Venezuela, C.A.	100	Venezuela
Ingredion Vietnam Company Limited	100	Vietnam
Inversiones Latinoamericanas S.A.	100	Delaware
Laing-National Limited	100	England and Wales
PCM Pure Circle de Mexico, S.A. de C.V.	75	Mexico
PT. Ingredion Indonesia	100	Indonesia
PureCircle (China) Limited	75	Hong Kong
PureCircle (Jiangxi) Co. Ltd.	75	China
PureCircle (S.E.A.) Sdn Bhd	75	Malaysia
PureCircle (Shanghai) Co. Ltd.	75	China
PureCircle (UK) Limited	75	England and Wales
PureCircle Africa Limited	75	Kenya
PureCircle China Agriculture Development Co. Ltd.	75	China
PureCircle Company LLC	75	Delaware
PureCircle Company UK Limited	75	England and Wales
PureCircle do Brasil Comercio, Importacao e Exportacao Ltda.	75	Brazil
PureCircle Mexico, S.A. de C.V.	75	Mexico
PureCircle Natural Ingredient India Private Limited	75	India
PureCircle Sdn. Bhd.	75	Malaysia
PureCircle Servicios Mexico, S.A. de C.V.	75	Mexico
PureCircle South America Sociedad Anonima	75	Paraguay
PureCircle Trading Sdn. Bhd.	75	Malaysia
PureCircle USA Holdings Inc.	75	Delaware
PureCircle USA Inc.	75	Delaware
Rafhan Maize Products Co. Ltd.	71	Pakistan
Raymond & White River LLC	100	Indiana
Texture Innovation Company de Mexico, S. de R.L. de C.V.	100	Mexico
The Chicago, Peoria and Western Railway Company	100	Illinois
Verdient Foods Inc.	100	British Columbia

(1)  With respect to certain companies, shares in the names of nominees and qualifying shares in the names of directors are included in the above percentages.